UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

September 10, 2019

Date of Report

(Date of earliest event reported)

SOCKET MOBILE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13810	94-3155066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39700 Eureka Drive

Newark, CA 94560

(Address of principal executive offices, including zip code)

(510) 933-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value per Share	SCKT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Current Report on Form 8-K filed by Socket Mobile, Inc. (the “Company”) on July 25, 2019 (the “Previous 8-K”), Nelson C. Chan resigned from the Company’s board of directors (the “Board”) on July 24, 2019, which left the Company with an equal number of independent and non-independent directors. As disclosed in the Previous 8-K and in accordance with Nasdaq Listing Rules, the Company notified The Nasdaq Stock Market, Inc. of Mr. Chan’s resignation and the Company’s non-compliance with Nasdaq Listing Rule 5605(b)(1), which requires the Company’s Board to consist of a majority of independent directors.

As expected, Nasdaq responded on September 10, 2019 with a notification letter confirming the Company’s non-compliance with Nasdaq Listing Rule 5605(b)(1). The Nasdaq notification has no immediate effect on the listing of the Company’s common stock.  Consistent with Nasdaq Listing Rule 5605(b)(1)(A), Nasdaq has provided the Company a cure period in order to regain compliance as follows:

• until the earlier of the Company’s next annual shareholders’ meeting or July 25, 2020; or
• if the next annual shareholders’ meeting is held before January 21, 2020, then the Company must evidence compliance no later than January 21, 2020.

The Company intends to cure the non-compliance within the cure period set forth above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

Date: September 12, 2019	/s/ Lynn Zhao
Name: Lynn Zhao Vice President, Finance and Administration and Chief Financial Officer